UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 7, 2006

Aqua America, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	001-06659	23-1702594
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

762 West Lancaster Avenue, Bryn Mawr, Pennsylvania		19010-3489
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-527-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 7, 2006, the Executive Compensation and Employee Benefits Committee, with the concurrence of the Board of Directors, approved the following actions regarding compensation for the Company’s executive officers named in its proxy statement:

1. 2006 Salaries; Annual Incentive Compensation Earned in 2005.

2006 salaries for Aqua America’s executive officers of $423,576 for Mr. DeBenedictis, $250,377 for Mr. Stahl, $220,639 for Mr. Smeltzer, $191,616 for Mr. Hugus and $184,031 for Mr. Riegler. Such salaries will become effective April 1, 2006.

Annual incentive compensation payouts under Aqua America’s 2005 Annual Cash Incentive Compensation Plan of $419,580 for Mr. DeBenedictis, $114,458 for Mr. Stahl, $86,785 for Mr. Smeltzer, $49,028 for Mr. Riegler and $47,591 for Mr. Hugus.

2. Acceleration of Payout of 2004 and 2005 Dividend Equivalent Awards; Grants of 2006 Dividend Equivalent Awards; Performance Criteria for Acceleration of Payout of Dividend Equivalent Awards.

The acceleration of the payment period by one year for the previously granted 2004 and 2005 dividend equivalent awards based on Aqua America’s achievement of the performance criteria established by the Executive Compensation and Employee Benefits Committee in early 2005 with respect to Aqua America’s earnings target, dividends, total return to shareholders and customer growth in 2005. As a result of the acceleration relating to the 2004 dividend equivalent awards, the 2004 dividend equivalents accrued for the executive officers since the grant of the dividend equivalent awards in 2004 will be paid to the executives in March 2006 in the amount of $73,152 for Mr. DeBenedictis, $23,513 for Mr. Stahl, $15,676 for Mr. Smeltzer, $10,450 for Mr. Riegler and $10,450 for Mr. Hugus. Payments of the remaining amounts due under the 2004 dividend equivalent grants will be made to the named executives on a quarterly basis at the same time and at the same rate as the dividend payments to shareholders through March 1, 2008 with respect to 93,333 dividend equivalents for Mr. DeBenedictis, 30,000 dividend equivalents for Mr. Stahl, 20,000 dividend equivalents for Mr. Smeltzer, 13,333 dividend equivalents for Mr. Riegler and 13,333 dividend equivalents for Mr. Hugus. As a result of the acceleration relating to the 2005 dividend equivalent awards, the 2005 dividend equivalents accrued for the executive officers since the grant of the dividend equivalent awards in 2005 would be paid to the executives on March 1, 2008 with respect to 93,333 dividend equivalents for Mr. DeBenedictis, 26,667 dividend equivalents for Mr. Stahl, 20,000 dividend equivalents for Mr. Smeltzer, 13,333 dividend equivalents for Mr. Riegler and 13,333 dividend equivalents for Mr. Hugus; provided, that the payment of the 2005 dividend equivalents accrued for the executive officers since the grant of the dividend equivalents could be accelerated by one additional year to March 1, 2007 or delayed by one year to March 1, 2009 depending on whether the Company achieves the performance criteria for 2006 established by the Executive Compensation and Employee Benefits Committee.

The following dividend equivalent awards for 2006: 55,000 dividend equivalents for Mr. DeBenedictis, 17,000 dividend equivalents for Mr. Stahl, 15,000 dividend equivalents for Mr. Smeltzer, 10,000 dividend equivalents for Mr. Riegler and 10,000 dividend equivalents for Mr. Hugus.

The performance criteria for 2006 and for future years, unless otherwise specified by the Executive Compensation and Employee Benefits Committee, for the acceleration of payouts of dividend equivalent awards will be based upon Aqua America earnings per share, dividends, total return to shareholders and customer growth.

3. Vesting of Restricted Stock Granted in 2004 and 2005; Grants of Restricted Stock.

Based on Aqua America’s achievement of the 2005 financial target for operating earnings established by the Executive Compensation and Employee Benefits Committee on March 1, 2005, the vesting as of March 19, 2006 of (a) the following number of shares granted on March 19, 2004 with a vesting period of one-third of the total grant each year on the anniversary of the date of grant — 2,667 shares for Mr. DeBenedictis, 2,444 shares for Mr. Stahl, 1,778 shares for Mr. Smeltzer and 444 shares for Mr. Riegler and (b) the following number of shares granted on March 1, 2005 with a vesting period of one-third of the total grant each year on the anniversary of the date of grant - 5,778 shares for Mr. DeBenedictis, 2,222 shares for Mr. Stahl and 1,778 shares for Mr. Smeltzer.

The granting of the following shares of restricted stock (a) with a vesting period of one-third of the total grant each year on the anniversary of the date of grant for the grants to Messrs. DeBenedictis, Stahl and Smeltzer and (b) with a vesting period of two years from the anniversary of the date of grant for the grant to Mr. Hugus, provided Aqua America achieves the annual financial target for operating earnings for the immediately preceding year established by the Executive Compensation and Employee Benefits Committee at the time of the grant: 15,000 shares for Mr. DeBenedictis, 5,000 shares for Mr. Stahl, 5,000 shares for Mr. Smeltzer and 5,000 shares for Mr. Hugus.

Item 9.01. Financial Statements and Exhibits.

10.1 2006 Salaries; Annual Incentive Compensation Earned in 2005

10.2 Acceleration of Payout of 2004 and 2005 Dividend Equivalent Awards; Grants of 2006 Dividend Equivalent Awards; Performance Criteria for Acceleration of Payout of Dividend Equivalent Awards

10.3 Vesting of Restricted Stock Granted in 2004 and 2005; Grants of Restricted Stock

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aqua America, Inc.

March 13, 2005	By:	ROY H. STAHL

Name: ROY H. STAHL
Title: Executive Vice President

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Exhibit Index

Exhibit No.	Description

10.1	2006 Salaries; Annual Incentive Compensation Earned in 2005.
10.2	Acceleration of Payout of 2004 and 2005 Dividend Equivalent Awards; Grants of 2006 Dividend Equivalent Awards; Performance Criteria for Acceleration of Payout of Dividend Equivalent Awards.
10.3	Vesting of Restricted Stock Granted in 2004 and 2005; Grants of Restricted Stock.